As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4146982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Westchester Avenue

Purchase, New York 10577

(914) 701-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam R. Kokas, Esq.

Senior Vice President, General Counsel & Secretary

Atlas Air Worldwide Holdings, Inc.

2000 Westchester Avenue

Purchase, New York 10577

Telephone: (914) 701-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David A. Fine, Esq.

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Telephone: (617) 951-7473

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Preferred stock, par value $1 per share
Common stock, par value $0.01 per share

(1)	An indeterminate amount of securities of each class is being registered as may from time to time be offered at indeterminate prices. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is omitting this information in reliance on Rule 456(b) and Rule 457(c).

PROSPECTUS

Atlas Air Worldwide Holdings, Inc.

Common Stock

Debt Securities

Preferred Stock

Atlas Air Worldwide Holdings, Inc. may, from time to time, offer and sell in one or more offerings:

•	Shares of our common stock;

•

Unsecured debt securities consisting of senior or subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series, which may be convertible or exchangeable for our common stock or preferred stock; and

•	Shares of preferred stock, in one or more series, which may be convertible or exchangeable for our common stock or debt securities.

This prospectus describes some of the general terms that may apply to the offering of securities covered by this prospectus. The specific terms of any securities to be offered, and any other information relating to a specific offering of securities, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering and the specific terms of the plan of distribution of such securities.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “AAWW.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should read this entire prospectus, the documents that are incorporated by reference into this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in our securities involves certain risks. Please see “Risk Factors” on page 5 and other information included and incorporated by reference in this prospectus for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the nature and terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information under the headings “Incorporation of Certain Information By Reference” and “Where You Can Find More Information” and any other information that you may need to make your investment decision.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

In this prospectus, references to the “company,” “AAWW,” “we,” “us” and “our” are to Atlas Air Worldwide Holdings, Inc., a Delaware corporation, and its operating subsidiaries, unless the context requires otherwise.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT ATLAS AIR WORLDWIDE HOLDINGS, INC.

We are a leading global provider of outsourced aircraft and aviation operating services. As such, we manage and operate the world’s largest fleet of 747 freighters. We provide unique value to our customers by giving them access to highly reliable new production freighters that deliver the lowest unit cost in the marketplace combined with outsourced aircraft operating services that we believe lead the industry in terms of quality and global scale. Our customers include airlines, express delivery providers, freight forwarders, the U.S. military and charter brokers. We provide global services with operations in Africa, Asia, Australia, Europe, the Middle East, North America and South America.

We were incorporated in Delaware in 2000. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577, and our telephone number is (914) 701-8000.

Our website is www.atlasair.com. The information on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 15, 2012, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after such annual report. The risk factors we have described are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially and adversely affected. Additional risks may be included in a prospectus supplement relating to a particular series or offering of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “will,” “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” “estimate,” the negative of these words or other comparable words. These statements are only predictions. You should not place undue reliance on these forward-looking statements. The forward-looking statements are based on management’s beliefs, plans, expectations and assumptions and on information available to us as of the time such statements were made. These beliefs, plans, expectations and assumptions can change as a result of many possible events or factors, not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to operate pursuant to the terms of our financing facilities;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to fund and execute our business plan;

•	our ability to attract, motivate, and/or retain key executives and associates;

•	our ability to attract and retain customers;

•	the continued availability of our wide-body aircraft;

•	demand for cargo services in the markets in which we operate;

•	global economic conditions;

•	the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack;

•	labor costs and relations;

•	financing costs;

•	the cost and availability of war risk insurance;

•	our ability to maintain adequate controls over financial reporting;

•	aviation fuel costs;

•	security related costs;

•	competitive pressures on pricing (especially from lower-cost competitors);

•	volatility in international currency markets;

•	weather conditions;

•	government legislation and regulation;

•	consumer perceptions of our products and services;

•	anticipated and future litigation; and

•	any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or in any supplement to this prospectus.

The forward-looking statements in this prospectus or incorporated into this prospectus by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position and results of operations could differ materially from those expressed in any forward-looking statements made by us. Readers are therefore cautioned not to place undue reliance on forward-looking statements. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from any offering of securities by us for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	For the Quarter Ended March 31, 2012	For the Years Ended December 31,

		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	1.4	2.3	3.3	2.1	1.9	2.3

For purposes of the ratio of earnings to fixed charges, “earnings” consist of income before income taxes, distributed income of equity investees and fixed charges, less capitalized interest. “Fixed charges” consist of interest expense, capitalized interest and an estimate of the portions of rentals representative of the interest factor.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated are as follows:

	For the Quarter Ended March 31, 2012	For the Years Ended December 31,

		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	1.4	2.3	3.3	2.1	1.9	2.3

For purposes of the ratio of earnings to fixed charges, “earnings” consist of income before income taxes, distributed income of equity investees and fixed charges, less capitalized interest. “Fixed charges” consist of interest expense, capitalized interest and an estimate of the portions of rentals representative of the interest factor.

We have the authority to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share; however, as of the dates for which information is presented in the above table, no shares were outstanding, and we did not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth certain material terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement. The debt securities will constitute either our senior debt securities or our subordinated debt securities.

Senior debt securities will be issued under an indenture (the “senior indenture”) to be entered into between us and a trustee (the “senior trustee”) to be designated prior to the issuance of any such senior debt securities, the form of which senior indenture is filed as an exhibit to the Registration Statement. Subordinated debt securities will be issued under a separate indenture (the “subordinated indenture”) to be entered into between us and a trustee (the “subordinated trustee”) to be designated prior to the issuance of any such subordinated debt securities, the form of which subordinated indenture is also filed as an exhibit to the Registration Statement. The senior indenture and the subordinated indenture are sometimes collectively referred to herein as the “indentures,” the senior debt securities and the subordinated debt securities are sometimes collectively referred to herein as the “debt securities,” and the senior trustee and the subordinated trustee sometimes collectively referred to herein as the “trustees” and individually as the “trustee.” We and the respective trustee may enter into supplements to the indentures from time to time.

The following is a summary of the material terms and provisions of the indentures and the debt securities. You should refer to the respective indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the respective indenture and the debt securities.

General

Neither indenture limits the amount of debt securities that we may issue. The senior debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in the right of payment to the senior debt securities. The subordinated debt securities will be unsecured obligations and subordinated in right of payment to all of our existing and future senior indebtedness, in the manner and to the extent described below under “Subordination of Subordinated Debt Securities.”

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the person to whom any interest on the debt securities shall be payable if other than the registered holder;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions on which we may redeem, or be required to redeem, the debt securities;

•	any provisions relating to the convertibility or exchangeability of the debt securities for other debt securities or equity securities;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

•

if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a foreign currency or units of two or more foreign currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	whether the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

•	in the case of an issue of subordinated debt securities, the subordination provisions, if different from those described under “Subordination of Subordinated Debt Securities” below;

•	any additional or different covenants;

•	the form of debt securities; and

•	any other terms of the debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indentures as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, which:

•	is issued at a price lower than the amount payable upon its stated maturity and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Holding Company Status. The debt securities are obligations exclusively of Atlas Air Worldwide Holdings, Inc., which, as a holding company, has no material assets other than certain investments and its ownership of the common stock of its subsidiaries. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities or other agreements of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the debt securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors. The debt securities also are effectively subordinated to any secured debt that we incur to the extent of the value of the assets securing that indebtedness.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the applicable indenture.

The indentures provide that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the applicable indenture, without service charge and upon payments of any taxes and other governmental charges as described in the applicable indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•

any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination,

•	the manner of payment of principal, premium and interest, if any, on that global debt security, and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

•

in the case we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the securities and the performance and observance of every covenant in the indenture on the part of us to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•

we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with all requirements of the applicable indenture and that all conditions precedent to the transaction have been complied with.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;

•

default in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given a written notice, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, specifying such default or breach and requiring it to be remedied;

•

a default under any bond, debenture, note or other evidence of or agreement for indebtedness by us (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including the indenture), whether such indebtedness exists now or is created in the future, which default results in such indebtedness in an aggregate principal amount of $25,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 10 days after there has been given a written notice, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, specifying such default and requiring us to cause such acceleration to be rescinded or annulled;

•	specified events of bankruptcy, insolvency or reorganization; or

•	any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the applicable trustee if given by holders. If an event of default occurs because of specified events in bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the applicable indenture or to seek other remedies if:

•	the holder has given written notice to the applicable trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered indemnity reasonably satisfactory to the applicable trustee to institute proceedings as trustee;

•	the applicable trustee does not institute a proceeding within 60 days; and

•

the applicable trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the applicable trustee regarding our compliance with the covenants in the applicable indenture. The applicable trustee will generally give the holders of debt securities notice within 90 days of the occurrence of an event of default known to such trustee.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will be subordinated and junior in right of payment to the extent set forth in the subordinated indenture to the prior payment in full of amounts then due on all senior indebtedness. No payment shall be made on the subordinated debt securities, including by way of redemption, purchase, or in any other manner, if the subordinated trustee shall have received notice from us or any senior lender, that (i) there exists a default which shall be continuing in the payment of principal of, or premium, if any, or interest on any senior indebtedness, beyond any applicable grace period with respect thereto, or (ii) there exists a default (other than a default specified in clause (i) above) with respect to any senior indebtedness which shall be continuing; provided, however, that no notice given with respect to one or more defaults of the type specified in clause (ii) shall suspend for longer than 179 days from the date of such notice any payment on subordinated debt securities that has become due, and only one such notice may be given during any 360-day period.

Upon any distribution of our assets or any liquidation, dissolution or other winding-up of AAWW whether voluntary or involuntary, or in bankruptcy or insolvency, all principal of, premium, if any, and interest due upon all senior indebtedness must be paid in full before the holders of the subordinated debt securities or the subordinated trustee are entitled to receive or retain any assets so distributed in respect of the subordinated debt securities. By reason of this provision, in the event of insolvency, holders of the subordinated debt securities may recover less, ratably, than our other creditors, including holders of senior indebtedness.

Subject to payment in full of all our senior indebtedness, the rights of holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of our cash, property or securities applicable to senior indebtedness.

The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness. As of March 31, 2012, the amount of our senior indebtedness was approximately $819.2 million, including the impact of unamortized discount.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•	the payment of the principal of (or premium, if any) or interest on any security of such series; or

•	defaults relating to any covenants of the applicable indenture which cannot be changed without the consent of each holder of a debt security affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the applicable indenture.

We and each trustee may amend the applicable indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series issued under such indenture that is affected. However, without the consent of each affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

•

change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal of an original issue discount security due and payable upon a declaration of acceleration of maturity, or change any place of payment where, or the coin or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults provided for in the indenture; or

•

modifying any of the above requirements or the ability to waive certain covenants, except to increase any percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding security affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the applicable trustee.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, subject to certain conditions, we may elect either:

•	defeasance, whereby we are discharged from any and all obligations with respect to the debt securities, except as may be otherwise provided in the applicable indenture; or

•	covenant defeasance, whereby we are released from our obligations with respect to certain covenants.

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustees

The indentures contain certain limitations on the right of the trustees, should they become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for their own account on certain property received in respect of any such claim as security or otherwise. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustees or their respective affiliates in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate.

The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description is in all respects subject to and qualified in its entirety by reference to: (i) our certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to our Current Reports on Form 8-K dated February 16, 2001 (filed with the SEC on February 21, 2001) and October 1, 2010 (filed with the SEC on October 4, 2010), respectively, (ii) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock and (iv) the relevant portions of the Delaware General Corporation Law.

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $1.00 par value.

Common Stock

General. As of May 23, 2012, there were 26,422,866 shares of common stock outstanding, excluding 1,226,585 shares held in treasury. There were 71 stockholders of record of our common stock on such date.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and they do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. “Foreign Ownership Restrictions” below contains a description of certain restrictions on voting by stockholders who are not “U.S. citizens,” as defined by applicable laws and regulations. Please see “—Foreign Ownership Restrictions” for additional information on the foreign ownership restrictions applicable to the ownership of our shares by non-U.S. citizens.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Preemptive Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.

Assessment. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

As of the date of this prospectus, 10,000,000 shares of undesignated preferred stock are authorized, none of which are outstanding. The board of directors has the authority, without further action by the stockholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional, or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and by-laws contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer; (ii) acquisition of us by means of a proxy contest or otherwise; or (iii) removal of our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.

Issuance of Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Stockholder Meetings. A majority of our board of directors, the chairman of the board or the chief executive officer may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our by-laws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders, unless the business combination is approved in a prescribed manner. Generally, an “interested stockholder” is an entity or person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law and our certificate of incorporation and by-laws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make accomplishing transactions that stockholders may otherwise deem to be in their best interests more difficult.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and our by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by that law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AAWW.”

Foreign Ownership Restrictions

Under federal law and the Department of Transportation requirements, we must be owned and actually controlled by “citizens of the United States” as that term is defined in 49 U.S.C.§ 40102 (a)(15). In this regard, our President and at least two-thirds of our Board and officers must be U.S. citizens, at least 75% of our outstanding voting common stock must be owned and controlled, directly or indirectly, by persons who are “citizens of the United States”, and not more than 25% of our outstanding voting common stock may be owned and controlled, directly or indirectly, by persons who are not “citizens of the United States”. We believe that on the date of this prospectus we are in compliance with these requirements.

Under our charter documents, consistent with U.S. law, there is a separate stock record, designated the “Foreign Stock Record,” for the registration of Voting Stock that is Beneficially Owned by persons who are not citizens of the United States. “Voting Stock” means all outstanding shares of our capital stock that we may issue from time to time which, by their terms, may vote. “Beneficially Owned” refers to owners of our securities who, directly or indirectly, have or share voting power and/or investment power. Our certificate of incorporation and by-laws prohibit persons who are not citizens of the United States from voting their beneficially owned shares of common stock unless the shares are registered in the Foreign Stock Record.

At no time will ownership of our shares of common stock representing more than the “Maximum Percentage” be registered in the Foreign Stock Record. “Maximum Percentage,” which currently is 25%, refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, non-U.S. citizens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting Atlas’s or Polar’s operating certificates or authorities. If we find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the Foreign Stock Record, in reverse chronological order based on the date of registration, and the voting rights of such Voting Stock removed from the Foreign Stock Record will be automatically suspended, sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage. It is the duty of each stockholder who is not a citizen of the United States to register his, her or its equity securities on our Foreign Stock Record.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the common stock that may be offered pursuant to this prospectus.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the documents containing this information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any other documents we file with the SEC in the future (other than, in all cases, the portions of those documents deemed to be “furnished” to, and not “filed” with, the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities that may be offered by this prospectus is completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 15, 2012;

•	our Quarterly Report on Form 10-Q, filed with the SEC on May 3, 2012;

•	our Current Reports on Form 8-K, filed with the SEC on February 3, 2012 and June 5, 2012, respectively; and

•

the description of our common stock which is contained in our registration statement on Form 8-A, filed with the SEC on June 19, 2001 pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating that description.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, DC 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

Atlas Air Worldwide Holdings, Inc.

2000 Westchester Avenue

Purchase, New York 10577

Ph: (914) 701-8000

Attention: Adam R. Kokas, Senior Vice President, General Counsel & Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below. All amounts are estimated.

Securities and Exchange Commission registration fee	(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

(2)	An estimate of the aggregate amount of any of these expenses that may be applicable will be reflected in the relevant prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. Our certificate of incorporation further provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which may be made by us to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have also entered into indemnification agreements with our directors and certain of our officers. The indemnification agreements provide our directors and certain of our officers with further indemnification to the maximum extent permitted by the DGCL.

Item 16.	Exhibits and Financial Statement Schedules.

The list of exhibits is set forth beginning on page II-7 of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) or Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 6th day of June, 2012.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ William J. Flynn
	Name:	William J. Flynn
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints William J. Flynn, Spencer Schwartz and Adam R. Kokas and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-3, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such registration statement shall comply with the Securities Act and the applicable rules and regulations adopted or promulgated thereunder, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Capacity	Date

/s/ Eugene I. Davis Eugene I. Davis	Chairman of the Board, Director	June 6, 2012

/s/ William J. Flynn William J. Flynn	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2012

/s/ Spencer Schwartz Spencer Schwartz	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Keith H. Mayer Keith H. Mayer	Vice President and Controller (Principal Accounting Officer)	June 6, 2012

Signature	Capacity	Date

/s/ Robert F. Agnew Robert F. Agnew	Director	June 6, 2012

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director	June 6, 2012

/s/ James S. Gilmore III James S. Gilmore III	Director	June 6, 2012

/s/ Carol B. Hallett Carol B. Hallett	Director	June 6, 2012

/s/ Frederick McCorkle Frederick McCorkle	Director	June 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of the Company (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 16, 2001 (File No. 0-25732)).

3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 1, 2010 (File No. 001-16545)).

3.3*	Certificate of designations, preferences and rights with respect to any preferred stock issued hereunder.

4.1**	Form of Senior Indenture.

4.2**	Form of Subordinated Indenture.

4.4*	Form of Debt Securities.

5.1**	Opinion of Ropes & Gray LLP, as to the validity of the Debt Securities, Common Stock and Preferred Stock being registered.

12.1**	Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock.

23.1**	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1**	Power of Attorney (included in Part II of this registration statement).

25.1***	Form T-1 Statement of Eligibility of Trustee under Trust Indenture Act of 1939, as amended, of the Trustees to be designated with respect to Indentures.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

***	To be filed with the SEC on Form T-1 pursuant to the rules promulgated under Section 305(b)(2) of the Trust Indenture Act of 1939.